UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2013

STRYKER CORPORATION
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-9165 (Commission File Number)	38-1239739 (IRS Employer Identification No.)
2825 Airview Boulevard, Kalamazoo, Michigan (Address of principal executive offices)		49002 (Zip Code)
Registrant’s telephone number, including area code: 269.385.2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At the Company’s Annual Meeting of Shareholders held on April 30, 2013, shareholders voted on three proposals and cast their votes as follows:

1	Election of directors:

	Shares
Name	For	Against	Abstain	Broker Non-Votes
Howard E. Cox, Jr.	293,387,521	4,466,352	721,311	38,181,560
Srikant M. Datar, Ph.D.	293,198,713	4,624,848	751,623	38,181,560
Roch Doliveux, DVM	294,217,069	3,619,769	738,346	38,181,560
Louise L. Francesconi	275,581,149	22,261,865	732,170	38,181,560
Allan C. Golston	295,311,651	2,507,924	755,609	38,181,560
Howard L. Lance	294,454,684	3,372,880	747,620	38,181,560
Kevin A. Lobo	296,734,686	1,140,146	700,352	38,181,560
William U. Parfet	257,900,881	39,948,530	725,773	38,181,560
Ronda E. Stryker	281,732,149	16,162,292	680,743	38,181,560

2	Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2013:

Shares
For	Against	Abstain
332,891,830	3,038,046	826,868

3	Advisory vote to approve the Company’s named executive officer compensation:

Shares
For	Against	Abstain	Broker Non-Votes
283,996,235	12,417,715	2,161,234	38,181,560

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRYKER CORPORATION
(Registrant)

May 1, 2013	/s/ DEAN H. BERGY
Date	Dean H. Bergy
Vice President, Corporate Secretary